Exhibit 99.1

Contact:                 David Young                                                                                             Harriet Fried
TESSCO Technologies Incorporated                                                                                                Lippert/Heilshorn & Associates
Chief Financial Officer                                                                                       (212) 838-3777
(410) 229-1380                                                                                          hfried@lhai.com
young@tessco.com

TESSCO Reports 12% Revenue Growth and Continues Dividend

•	EPS of $0.38
•	Quarterly EBITDA* per share of $0.69
•	Business outlook revised to $1.20 to $1.27 for fiscal year 2011
•	Quarterly dividend program continued at $0.10 per share

HUNT VALLEY, MD., JANUARY 18, 2011 -- TESSCO Technologies Incorporated (NASDAQ:TESS), a leading provider to the wireless communication industry, today announced its results for the third quarter of fiscal 2011 ended December 26, 2010.

“I am pleased with the quarter as we delivered $0.38 in EPS, earned a larger share of our customers’ purchases, generated strong operating cash flow, and executed on new marketing and sales initiatives,” said Chairman and CEO Robert B. Barnhill, Jr. “We achieved these results while purchases and margins from our major customer, a tier one carrier, declined. This decline, and our expectations for this customer, are further explained in our Business Outlook discussion below. Excluding this customer’s purchases, our sales grew 22%.

“We are accelerating our strategies to continue the transformation of TESSCO into an innovative leader that offers the product and value chain solutions for deploying, using and selling next-generation networks to a diversified base of customers.   Over the past several years, we have intentionally and successfully focused on broadening our addressable market by leveraging the convergence of wireless and the internet, and architecting and delivering the solutions that help our customers navigate the challenges and opportunities being created. Today, our support offering extends from mobility devices to carrier, public and private network systems. Market penetration of the smart phone should generate increased demand for smart phone device accessories and the systems they operate on.

“As one example of our offer expansion, we soon expect a formal announcement that GE Transportation Intelligence Control Systems and TESSCO have formed a strategic product development partnership for positive train control solutions for North American railroads. We have also recently expanded our offer to include cellular and broadband base station radios. These two major initiatives reflect the success of our transformation and will drive significant opportunities for developing new customers, in new markets and revenue generation.”

Third-Quarter and Nine-Month Fiscal 2011 Financial Results

For its fiscal 2011 third quarter, TESSCO reported revenue of $168 million and net income of $3.0 million, or $0.38 per diluted share. These results compare to revenue of $150 million and net income of $2.9 million, or $0.37 per diluted share, in the prior-year quarter. EBITDA* totaled $5.5 million, or $0.69 per diluted share, in the third quarter as compared to $5.9 million, or $0.76 per diluted share, in the prior-year quarter.  Operating margin was 2.6 percent in the third quarter of fiscal 2011 compared to 3.2 percent in the prior-year quarter.

For the nine months ended December 26, 2010, the company reported revenues of $475 million and net income of $8.4 million, or $1.07 per diluted share.  These results compare to revenues of $391 million and net income of $7.4 million, or $0.97 per diluted share, in the first nine months of fiscal 2010. EBITDA* for the first nine months of fiscal 2011 totaled $16.6 million, or $2.11 per share, compared to $15.5 million, or $2.02 per share, for the first nine months of fiscal 2010.

As of December 26, 2010, the company’s cash balance totaled $7.3 million and there was no balance outstanding on the revolving line of credit.

Business Outlook

As our largest customer, a tier one cellular carrier, prepared for the loss of iPhoneR exclusivity in the U.S., it reduced its accessory purchases from TESSCO and exerted significant pricing pressure on us.  As a result, our gross margins declined in the third quarter, impacting our bottom line.  Although we had anticipated the potential for change and have been taking actions to address its impact, the sales and margin impact came sooner and was greater than expected.

We expect to face continued lower volumes and growing pricing pressure from this customer.  In addition, based on recent communications from the customer, we also face planned business model changes from them.  The lower volumes and pricing pressure will put pressure on our bottom line, and the planned business model changes put future business with this customer at risk. As we have disclosed, the nature of our business is that our relationships with most customers and suppliers, including this customer, typically contain no ongoing purchase or sale obligations and are terminable by either party upon relatively short notice.

Forecasting future results is inherently difficult for any business and actual results may differ materially from those forecasted.  Moreover, the nature of our business is that TESSCO typically ships products within several days after booking orders.  The lack of an order backlog makes it even more difficult to forecast future results

Based on our expectations that the difficult trends with our largest customer will continue, but also considering our major market opportunities, we are revising our guidance for fiscal 2011. The company now believes that earnings per share for the fiscal year ending March 27, 2011 will be in the range of $1.20 to $1.27.

Quarterly Cash Dividend

The company will continue its quarterly dividend program with another $0.10 per common share cash dividend payable on March 2, 2011, to holders of record on February 16, 2011.  Any future declaration of dividends, and the establishment of record and payment dates, is subject to further determinations of the company’s Board of Directors.

Stock Buyback Program

During the third quarter of fiscal 2011, the company did not repurchase any shares under its stock buyback program.  As of December 26, 2010, up to 88,163 shares remained available under this program for repurchase in the open market, by block purchase, or through negotiated transactions, or possibly other transactions managed by broker-dealers.  Purchases are funded from working capital and/or our revolving line of credit facility. No timetable has been set for the completion of the program.

Third-Quarter-2011 Conference Call

TESSCO will hold a conference call to discuss its fiscal third-quarter-2011 results on Wednesday, January 19, 2011 at 10:00 a.m. EST.  To participate in the live call by telephone, dial 866.543.6405 (domestic) or 617.213.8897 (international) and reference conference ID #33192253. A live webcast of the conference call will also be available at: http://www.tessco.com/go/pressroom.

For those who cannot listen to the live broadcast, the webcast will be archived on TESSCO’s website.  A telephone replay of the call will also be available beginning at approximately 1:00 p.m. EST on January 19, 2011 until 5:00 p.m. EST on January 26, 2011. To listen to the telephone replay, dial 888.286.8010 (domestic) or 617 801.6888 (international) and enter conference ID #98929192.

*Non-GAAP Information

EBITDA, a measure used by management to evaluate the company’s ongoing operations and as a general indicator of its operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges), is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. Management believes EBITDA as well as EBITDA per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the company's presentation of EBITDA and EBITDA per share may not be comparable to other similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. EBITDA per diluted share is also a non-GAAP calculation defined as EBITDA divided by the company’s diluted weighted average shares outstanding. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in the company's loan agreements. The definition of EBITDA as used in the company's loan agreements is further adjusted for certain cash and non-cash charges/credits, including stock compensation expense, and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt.

A reconciliation of the company's non-GAAP to GAAP results is included as an exhibit to this release.
About TESSCO

Positioned as Your Total Source®, TESSCO Technologies (NASDAQ:TESS) architects and delivers innovative product and value chain solutions to support wireless systems.  TESSCO works closely with its customers to solve their requirement of on-time, reliable and productive voice, data and video system deployment and support.

The convergence of wireless and the internet is revolutionizing the way we live and work. New applications and systems are unlocking human potential at an unprecedented rate. TESSCO is there and is committed to delivering, fast and complete, the needs of wireless system operators, program managers, contractors, utility, transportation, enterprise and government organizations and resellers.

Forward-Looking Statements

This press release, including the statements of Robert Barnhill and the discussion under the heading “Business Outlook”, contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results.  Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of our customers’, vendors’ and affinity partners’ business; economic conditions that may impact customers’ ability to fund or pay for our products and services; failure of our information technology system or distribution system; technology changes in the wireless communications industry; third-party freight carrier interruption; increased competition; our inability to access capital and obtain financing as and when needed; and the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

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TESSCO Technologies Incorporated
Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended			Nine Months Ended
	December 26, 2010	September 26, 2010	December 27, 2009	December 26, 2010	December 27, 2009

Revenues	$167,940,000	$165,026,400	$149,721,200	$474,919,000	$391,476,200
Cost of goods sold	134,137,000	128,256,400	116,932,800	371,996,200	298,058,700
Gross profit	33,803,000	36,770,000	32,788,400	102,922,800	93,417,500
Selling, general and administrative expenses	29,465,800	31,203,600	27,939,700	89,581,100	81,023,400
Income from operations	4,337,200	5,566,400	4,848,700	13,341,700	12,394,100
Interest, net	118,900	129,800	90,600	326,500	276,200
Income before provision for income taxes	4,218,300	5,436,600	4,758,100	13,015,200	12,117,900
Provision for income taxes	1,257,100	2,090,900	1,850,900	4,638,800	4,706,100
Net income	$2,961,200	$3,345,700	$2,907,200	$8,376,400	$7,411,800

Basic earnings per share	$0.39	$0.44	$0.39	$1.11	$1.01
Diluted earnings per share	$0.38	$0.43	$0.37	$1.07	$0.97

TESSCO Technologies Incorporated
Consolidated Balance Sheets

	December 26, 2010	March 28, 2010
	(unaudited)	(audited)

ASSETS
Current Assets:
Cash and cash equivalents	$7,297,900	$7,658,700
Trade accounts receivable, net	79,251,500	60,675,000
Product inventory	49,848,500	44,991,500
Deferred tax assets	4,615,000	4,615,000
Prepaid expenses and other current assets	2,894,000	1,597,000
Total current assets	143,906,900	119,537,200

Property and equipment, net	21,761,100	20,679,900
Goodwill, net	11,684,700	9,017,700
Other long-term assets	1,955,200	2,111,900
Total assets	$179,307,900	$151,346,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$82,132,200	$59,548,900
Payroll, benefits and taxes	7,528,500	8,974,200
Income and sales tax liabilities	2,960,100	2,528,000
Accrued expenses and other current liabilities	1,454,800	1,312,900
Revolving line of credit	--	--
Current portion of long-term debt	383,200	380,000
Total current liabilities	94,458,800	72,744,000

Deferred tax liabilities	3,650,800	3,650,800
Long-term debt, net of current portion	3,031,500	3,328,000
Other long-term liabilities	1,581,900	1,978,700
Total liabilities	102,723,000	81,701,500

Shareholders’ Equity:
Preferred stock	--	--
Common stock	83,500	81,500
Additional paid-in capital	38,944,100	36,937,700
Treasury stock, at cost	(44,051,900)	(42,819,400)
Retained earnings	81,655,400	75,543,000
Accumulated other comprehensive loss	(46,200)	(97,600)
Total shareholders’ equity	76,584,900	69,645,200

Total liabilities and shareholder’s equity	$179,307,900	$151,346,700

TESSCO Technologies Incorporated
Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended			Nine Months Ended
	December 26, 2010	September 26, 2010	December 27, 2009	December 26, 2010	December 27, 2009
Net income	$2,961,200	$3,345,700	$2,907,200	$8,376,400	$7,411,800
Add:
Provision for income taxes	1,257,100	2,090,900	1,850,900	4,638,800	4,706,100
Interest, net	118,900	129,800	90,600	326,500	276,200
Depreciation and amortization	1,141,600	1,085,200	1,061,700	3,240,400	3,086,000
EBITDA	$5,478,800	$6,651,600	$5,910,400	$16,582,100	$15,480,100
EBITDA per diluted share	$0.69	$0.85	$0.76	$2.11	$2.02

TESSCO Technologies Incorporated
Supplemental Revenue and Gross Profit Results Summary (Unaudited)

(Amounts in Thousands)	Network Infrastructure	Mobile Devices and Accessories	Installation, Test and Maintenance	Total
Quarter Ended December 26, 2010:
Commercial/Government Revenue:
Public Carriers and Network Operators	$16,874	$647	$6,024	$23,545
Resellers	21,522	87,894	2,113	111,529
Users and Governments	19,229	4,051	6,486	29,766
Total Commercial/Government Revenue	57,625	92,592	14,623	164,840
Consumer Revenue	--	3,100	--	3,100
Total Revenue	$57,625	$95,692	$14,623	$167,940

Commercial/Government Gross Profit:
Public Carriers and Network Operators	$4,250	$164	$1,043	$5,457
Resellers	6,282	13,023	549	19,854
Users and Governments	5,115	1,030	1,255	7,400
Total Commercial/Government Gross Profit	15,647	14,217	2,847	32,711
Consumer Gross Profit	--	1,092	--	1,092
Total Gross Profit	$15,647	$15,309	$2,847	$33,803

Change from the Quarter Ended December 27, 2009:
Commercial/Government Revenue:
Public Carriers and Network Operators	23.1%	14.4%	108.9%	37.2%
Resellers	17.6%	12.3%	24.8%	13.5%
Users and Governments	12.6%	11.8%	(35.1%)	(3.0%)
Total Commercial/Government Revenue	17.4%	12.3%	0.3%	12.8%
Consumer Revenue	--	(13.4%)	--	(13.4%)
Total Revenue	17.4%	11.2%	0.3%	12.2%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	34.9%	15.2%	54.6%	37.5%
Resellers	32.7%	(14.2%)	42.7%	(2.2%)
Users and Governments	17.4%	0.5%	(33.3%)	1.9%
Total Commercial/Government Gross Profit	27.8%	(13.1%)	(3.2%)	3.7%
Consumer Gross Profit	--	(13.0%)	--	(13.0%)
Total Gross Profit	27.8%	(13.1%)	(3.2%)	3.1%

Change from the Quarter Ended September 26, 2010:
Commercial/Government Revenue:
Public Carriers and Network Operators	(11.4%)	(4.4%)	43.9%	(1.6%)
Resellers	(12.4%)	4.5%	21.6%	1.0%
Users and Governments	5.1%	18.0%	26.7%	10.8%
Total Commercial/Government Revenue	(7.0%)	4.9%	32.4%	2.2%
Consumer Revenue	--	(18.2%)	--	(18.2%)
Total Revenue	(7.0%)	4.0%	32.4%	1.8%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	(5.2%)	1.6%	23.9%	(0.6%)
Resellers	(0.2%)	(16.4%)	12.1%	(11.2%)
Users and Governments	5.1%	8.6%	(30.1%)	(2.8%)
Total Commercial/Government Gross Profit	0.0%	(14.8%)	(9.0%)	(7.7%)
Consumer Gross Profit	--	(16.9%)	--	(16.9%)
Total Gross Profit	0.0%	(14.9%)	(9.0%)	(8.1%)

(Amounts in Thousands)	Network Infrastructure	Mobile Devices and Accessories	Installation, Test and Maintenance	Total
Nine Months Ended December 26, 2010:
Commercial/Government Revenue:
Public Carriers and Network Operators	$53,531	$1,808	$13,835	$69,174
Resellers	66,878	240,039	5,758	312,675
Users and Governments	53,874	12,260	16,276	82,410
Total Commercial/Government Revenue	174,283	254,107	35,869	464,259
Consumer Revenue	--	10,660	--	10,660
Total Revenue	$174,283	$264,767	$35,869	$474,919

Commercial/Government Gross Profit:
Public Carriers and Network Operators	$12,697	$460	$2,686	$15,843
Resellers	18,259	41,374	1,506	61,139
Users and Governments	14,436	3,232	4,566	22,234
Total Commercial/Government Gross Profit	45,392	45,066	8,758	99,216
Consumer Gross Profit	--	3,707	--	3,707
Total Gross Profit	$45,392	$48,773	$8,758	$102,923

Change from Nine Months Ended December 27, 2009:
Commercial/Government Revenue:
Public Carriers and Network Operators	39.9%	15.1%	75.1%	44.9%
Resellers	22.3%	27.3%	4.3%	25.7%
Users and Governments	25.3%	18.5%	(47.2%)	(2.1%)
Total Commercial/Government Revenue	28.2%	26.7%	(18.9%)	21.9%
Consumer Revenue	--	(1.0%)	--	(1.0%)
Total Revenue	28.2%	25.3%	(18.9%)	21.3%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	37.6%	13.3%	38.9%	37.0%
Resellers	21.3%	1.1%	15.5%	6.8%
Users and Governments	23.3%	5.6%	(29.5%)	4.7%
Total Commercial/Government Gross Profit	26.2%	1.6%	(9.8%)	10.2%
Consumer Gross Profit	--	10.8%	--	10.8%
Total Gross Profit	26.2%	2.2%	(9.8%)	10.2%

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